                                                                  EXHIBIT 3.1(S)

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            T. M. DUCHE NUT CO., INC.


         JOHN J. FEDER and JOSEPH C. EDGAR certify that:

         1. They are the President and the Secretary, respectively, of T. M. DUCHE NUT CO., INC., a California corporation.

         2. The Articles of Incorporation of this corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code) are restated as follows:

                                        I

         The name of this Corporation is T. N. DUCHE NUT CO., INC.

                                       II

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

                                       IV

         (a) The Corporation is authorized to issue two (2) classes of shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is fifty million (50,000,000) shares, par value $0.5 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares, par value $.01 per share. Upon the amendment of this article as set forth herein, each outstanding share of Common Stock is split into twenty (20) shares.

         (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         3. The Restated Articles of Incorporation have been duly approved by the board of directors.

         4. The article amendments as included in the Restated Articles of Incorporation (other than omissions required by Section 910 of the Corporations
Code) have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of shares outstanding and the number of outstanding shares of such class is 1,050,000 shares of Common Stock. The number of shares of Common Stock voting in favor of the amendment equaled or exceed the vote required. The percentage vote required for the approval of the amendments was more than fifty percent (50%).

         Dated: October 15, 1986.



                                          /s/ JOHN G. FEDER
                                          --------------------------------------
                                          JOHN G. FEDER, President


                                          /s/ JOSEPH C. EDGAR
                                          --------------------------------------
                                          JOSEPH C. EDGAR, Secretary

         JOHN J. FEDER and JOSEPH C. EDGAR each declare under penalty of perjury under the lava of the State of California that they have read the foregoing Restated Articles of Incorporation of T. M. Duche Nut Co., Inc., and know the contents thereof and that the same is true of their own knowledge.


Dated: October 15, 1986.                          /s/ JOHN J. FEDER
                                                  ------------------------------
                                                  JOHN J. FEDER


Dated: October 15, 1986.                          /s/ JOSEPH C. EDGAR
                                                  ------------------------------
                                                  JOSEPH C. EDGAR

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                            T. M. DUCHE NUT CO., INC.


         John J. Feder and Joseph C. Edgar certify that:

         1. They are the President and Secretary, respectively of T. M. Duche Nut Co., Inc., a California corporation.

         2. Article IV of the Articles of Incorporation, as amended and restated to the date of the filing of this Certificate of Amendment, is amended to read:

                                       IV

                           This Corporation is authorized to issue only one
                  class of stock; and the total number of shares which this Corporation is authorized to issue is 50,000,000 shares, par value $0.05 per share.

         3. The Amendment herein set forth has been duly approved by the Board of Directors.

         4. The Amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The Corporation has authorized two classes of shares: common stock and preferred stock. No shares of preferred stock are issued or outstanding and the Corporation has no obligation to issue any preferred stock. The number of outstanding shares of common stock is 21,000,000 shares. The number of shares of common stock voting in favor of the Amendment equaled or exceeded the vote required.

         The percentage vote required for the approval of the Amendment herein set forth was more than 50% of each class of stock outstanding.

DATED:  November 14, 1986                         /s/ JOHN J. FEDER
                                                  ------------------------------
                                                  JOHN J. FEDER, President


DATED:  November 14, 1986                         /s/ JOSEPH C. EDGAR
                                                  ------------------------------
                                                  JOSEPH C. EDGAR, Secretary

         John J. Feder and Joseph C. Edgar each declare under penalty of perjury under the laws of the State of California that they have read the foregoing Certificate of Amendment of Articles of Incorporation of T. M. Duche Nut Co., Inc. and know the contents thereof and that the same is true of their own knowledge.




DATED:  November 14, 1986                         /s/ JOHN J. FEDER
                                                  ------------------------------
                                                  JOHN J. FEDER, President


DATED:  November 14, 1986                         /s/ JOSEPH C. EDGAR
                                                  ------------------------------
                                                  JOSEPH C. EDGAR, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION



JOHN J. FEDER AND JOSEPH C. EDGAR certify that:

         1. They are the President and Secretary, respectively, of T.M. DUCHE NUT CO., INC., a California corporation.

         2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is:

                               DOLE NUT COMPANY."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 21,000.000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

         Dated as of the 20th day of April, 1988.

                                               /s/ JOHN J. FEDER
                                               ---------------------------------
                                               JOHN J. FEDER, President



                                               /s/ JOSEPH C. EDGAR
                                               ---------------------------------
                                               JOSEPH C. EDGAR, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                DOLE NUT COMPANY
                            a California corporation

                                   ----------


         JOHN J. FEDER and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of Dole Nut Company, a California corporation.

         2. Article V of the Articles of Incorporation of this corporation is added as follows:

                                       "V

         This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent Permissible under California law."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation ha. been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 21,000,000. The numbers of shares voting in favor of the amendment equalled or exceed the vote required. The Percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Date: 13th day of December, 1989.

                                                 /s/ JOHN J. FEDER
                                                 ------------------------------
                                                 John J. Feder

                                                 /s/ EFFIE ANASTASSIOU
                                                 ------------------------------
                                                 Effie Anastassiou

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                DOLE NUT COMPANY
                            a California corporation



David W. Perrigo and Theresa L. Hoover certify that

1. They are the Vice President - Taxes and Assistant Secretary, respectively, of Dole Nut Company, a California corporation.

2. Article I of the Articles at Incorporation of this corporation is amended to read as follows:

                                       "I
            The name of this corporation shall be Dole Orland, Inc."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 21,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: January 28, 1998.

                                             /s/ DAVID W. PERRIGO
                                             ----------------------------------
                                             David W. Perrigo
                                             Its Vice President-Taxes

                                             /s/ THERESA L. HOOVER
                                             ----------------------------------
                                             Theresa L. Hoover
                                             Its Assistant Secretary